CONSENT OF T. P. MCNULTY & ASSOCIATES INC.

The undersigned hereby consents to:

(i)

the filing of the written disclosure (the “Technical Disclosure”) regarding the technical report entitled “Juniper Ridge Uranium Project, Carbon County, Wyoming, USA” dated January 27, 2014, contained in the Annual Report on Form 10-K for the period ended December 31, 2015 (the “10-K”) of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission;

(i)

the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-8 Registration Statements (File Nos. 333-205182 and 333- 194900), and any amendments thereto (the “S-8s”);

(ii)	the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form F-4 Registration Statement, as amended (File No. 333-203996) (the “F-4”); and

(iii)	the use of our name in the 10-K, the S-8s and the F-4.

T. P. MCNULTY & ASSOCIATES INC.

/s/ Terence P. McNulty
Name: Terence P. McNulty
Title: President

Date: March 15, 2016